UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 2004

                           APPLIED DNA SCIENCES, INC.


             (Exact name of registrant as specified in its charter)


          Nevada                      290519                    59-2262718
----------------------------        -----------             -------------------
(State or other jurisdiction        Commission                 (IRS Employer
     of Incorporation)              File Number             Identification No.)


    9229 Sunset Boulevard Los Angeles, CA Ste 830               90069
    ---------------------------------------------             ----------
     (Address of principal executive offices)                 (Zip Code)


       Registrant's Telephone Number, including area code: (310) 860-1362

         (Former name or former address, if changed since last report.)

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about August 6, 2004, Applied DNA Sciences, Inc. (the "Company") engaged Giuliani Partners LLC ("GP") as its strategic marketing partner and advisor. GP has extensive experience in advising corporations and organizations in various business sectors. The engagement agreement (the "Agreement") had an effective date of September 1, 2004.

Summary of Terms

GP has been engaged, on a non-exclusive basis, to provide advice and assistance to the Company regarding issues associated with Applied DNA's proprietary DNA embedded security solutions. GP will assist the Company with strategic positioning and enhancement of the Company's business, and will assist the Company in the development of domestic and international marketing strategies for the Company's DNA products and services. The term of the engagement is one year from the effective date, with automatic one year renewals unless either party expresses, in writing, an intention not to renew within 60 days prior to the expiration of the term.

As compensation for GP's performance, the Company will pay GP an aggregate advisory fee of Two Million Dollars ($2,000,000) payable in increments over the term and renewal term. The initial payment of $500,000 was made by the Company on or about September 7, 2004. Additionally, the Company will issue a net-exercisable warrant to purchase shares of Common Stock of the Company at a later date. Fees were placed in escrow during GP's completion of its due diligence review.

All promotional materials of the Company, on a going forward basis, will be submitted to GP for its review, including all advertising, written sales promotion, press releases, news clippings and other publicity matters relating to GP's engagement and the strategic relationship created.

The Company has agreed to maintain confidentiality with regard to its relationship with GP, wherever appropriate, and has indemnified GP, its controlling persons, respective partners, shareholders, directors, officers, employees, agents, affiliates and representatives and will hold them harmless against any actions, judgments, claims, etc. The Agreement, in its entirety, will be filed with the Company's 10-KSB in accordance with SEC regulatory requirements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           APPLIED DNA SCIENCES, INC.



                           /s/ Peter Brockelsby
                           ---------------------
                               Peter Brockelsby,
                               President